UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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 FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Profit Planners Management, Inc.

(Exact Name of Small Business Issuer in its Charter)

Nevada (State of Incorporation)	000-8742 (Primary Standard Classification Code)	90-0450030 (IRS Employer ID No.)

110 West 40th Street, Suite 2503

New York, NY 10018

646-416-6802

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

CSC Services of Nevada, Inc.

502 East John Street

Carson City, Nevada 89706

1(800) 882-3072

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Bradley L. Steere II, Esq.

52 White Street, 4th Floor

New York, N.Y. 10013

Telephone: (212) 226-6914

Fax: (646) 304-1986

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	____	Accelerated filer	___
Non-accelerated filer	____	Smaller reporting company	X
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	3,280,000	$0.10	$328,000	$18.31

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange. The price of $0.10 is a fixed price at which the Selling Stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board (“OTCBB”), nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY __, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Act”) or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

3,280,000 SHARES OF

PROFIT PLANNERS MANAGEMENT, INC.

COMMON STOCK

The Selling Stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 3,280,000 shares of our common stock can be sold by Selling Stockholders at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: July __, 2009

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

About Our Company

We are a Nevada Corporation founded in January 2009. We provide short-term (one to three month) engagements of an outside chief financial officer (“CFO”) to assist companies with certain transactions or restructurings. Such transactions include, but are not limited to, the sale of a business, business reorganizations, the transfer of a family business, estate planning and the tax implications of such transactions.  There are many similar situations where a small company, which normally would not have a CFO, would need one for a period of time to complete a business transaction.

The terms "PPM" "we," "us" and "our" as used in this prospectus refer to Profit Planners Management, Inc.

Where You Can Find Us

Our principal executive offices are located at 110 West 40th Street, Suite 2503, New York, NY 10018. The telephone number of our principal executive office is 646-416-6802.

Terms of our Offering

The selling shareholders named in this prospectus are offering shares of common stock they received as founder’s shares.  The Selling Stockholders are selling shares of common stock covered by this prospectus for their own accounts.

We will not receive any of the proceeds from the resale of these shares. There is currently no public market for the shares of our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA to allow our shares of common stock to be traded on the OTCBB, nor can there be any assurance that such an application for quotation will be approved if filed. FINRA operates the OTCBB. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (January 29, 2009) through May 31, 2009 are derived from our audited financial statements.

January 29, 2009 (Inception) - May 31, 2009
Statement of Operations Data:
Revenue-Related parties	$5,000
Cost of goods sold	-
Gross profit	$5,000
Gross margin	100%
Operating expenses	5,617
Loss from operations	$(617)
Operating expense (as % of revenue)	112%
Net loss	$(617)
Net loss per share	$(0.00)

Balance Sheet Data:	May 31, 2009
Total assets	$13,883
Total liabilities	4,500
Working capital	9,383
Stockholders' equity	9,383

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the Selling Stockholders.

Risks Relating to Profit Planners Management, Inc.

We Have A Limited Operating History That You Can Use To Evaluate Us, And The Likelihood Of Our Success Must Be Considered In Light Of The Problems, Expenses, Difficulties, Complications And Delays Frequently Encountered By A Small Developing Company.

We were incorporated in Nevada in January 2009. We have no significant financial resources and only a small amount of revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We Will Require Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion Of Operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our plans for expansion. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our plans for expansion may be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

Because Our Auditors Have Issued A Going Concern Opinion, There Is Substantial Uncertainty We Will Continue Operations In Which Case You Could Lose Your Investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We Lack An Operating History And Have Losses That We Expect To Continue Into The Future. There Is No Assurance Our Future Operations Will Result In Profitable Revenues. If We Cannot Generate Sufficient Revenues To Operate Profitably, We Will Cease Operations And You Will Lose Your Investment.

We were incorporated on January 29, 2009, and we have limited business operations and have realized only limited revenues. We have a very limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through May 31, 2009 is $617.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to identify and pursue mediums through which we will be able to market our services;
•	our ability to attract and retain customers;
•	our ability to generate revenues through sales of services; and
•	our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating limited revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We Face Intense Competition And Our Inability To Successfully Compete With Our Competitors Will Have A Material Adverse Effect On Our Results Of Operation.

The CFO service industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader service lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar services or alternatives to our services. We intend to rely solely on concepts developed by Wesley Ramjeet, our CEO and a director. There can be no assurance that we will procure a market that will be available to support the services we will offer or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

If We Do Not Attract Customers On Cost-Effective Terms, We Will Not Make A Profit, Which Ultimately Will Result In A Cessation Of Operations.

Our success depends on our ability to attract customers on cost-effective terms. If we are unsuccessful at attracting a sufficient number of clients, our ability to get repeat customers and our financial condition will be harmed.

From Inception, We Have Had Only Two Customers Who Have Accounted For 100% Of Our Total Revenues.

We currently have only two customers, Micro-Cap Review, Inc. and 3A Media, Inc., who account for 100% of our total revenues.  These customers are also related parties because they are substantially owned by Mr. Wesley Ramjeet, our CEO, director and controlling shareholder   While we believe our relationships with Micro-Cap Review, Inc. and 3A Media, Inc. are stable, a significant decrease or interruption in business from these significant customers could have a material adverse effect on our business, financial condition and results of operations. We plan to expand our customer base in the upcoming year to mitigate this risk.

If We Do Not Make A Profit, We May Have To Suspend Or Cease Operations.

Because we are small and do not have much capital, we must limit our marketing. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because Our CEO May Not Be Devoting His Full Time To Our Operations, Our Operations May Be Sporadic. This Could Prevent Us From Attracting Customers And Result In A Reduction Of Revenues That May Cause Us To Suspend Or Cease Operations.

Our CEO, Wesley Ramjeet, may not be devoting his full time to our operations. Because our CEO may not be devoting his full time to our operations, our operations may be sporadic. As a result, operations may be periodically interrupted or suspended which could result in a reduction of revenues and a possible cessation of operations.

We Are Dependent On Our CEO, Wesley Ramjeet, To Guide Our Initial Operations and Implement Our Plan Of Operations. If We Lose His Services We Will Have To Cease Operations.

Our success will depend on the ability and resources of Mr. Ramjeet. If we lose the services of Mr. Ramjeet, we will cease operations. Presently, Mr. Ramjeet is committed to providing his time and resources to us. However, Mr. Ramjeet does engage in other activities and he will not devote his full time to our operations. We currently have a consulting agreement but no employment agreement with Mr. Ramjeet.

Risks Relating To Our Common Stock

The Offering Price Of The Shares Was Arbitrarily Determined, and Therefore Should Not Be Used As An Indicator Of The Future Market Price Of Our Shares. Since the Offering Price Bears No Relationship To The Actual Value Of The Company, It May Make Our Shares Difficult To Sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares was arbitrarily determined. We did not consider our financial condition and prospects, our limited operating history or the general condition of the securities market when we arbitrarily determined our offering price. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Because There Is No Public Trading Market For Our Common Stock, You May Not Be Able To Resell Your Stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

There Is No Assurance Of A Public Market Or That Our Common Stock Will Ever Trade On A Recognized Exchange. Therefore, You May Be Unable To Liquidate Your Investment In Our Stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, to create such listing or quotation, nor can there be any assurance that such an application would be approved if filed, or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our Common Stock Is Considered A Penny Stock, Which Is Subject To Restrictions On Marketability, So You May Not Be Able To Sell Your Shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

FINRA Sales Practice Requirements May Limit A Stockholder's Ability To Buy And Sell Our Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

USE OF PROCEEDS

The Selling Stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share was arbitrarily determined by our board of directors.

The offering price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we plan to pursue a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including, but not limited to, our results of operations, the public’s perception of our business prospects, and the depth and liquidity of any market for our shares.

 Dilution.

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Stockholders.

The shares being offered for resale by the Selling Stockholders consist of the 3,280,000 shares of our common stock held by eleven (11) shareholders, which were issued as founders shares.

The following table sets forth the name of the Selling Stockholders, the number of shares of common stock beneficially owned by each of the Selling Stockholders as of June 30, 2009 and the number of shares of common stock being offered by the Selling Stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the Selling Stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders.

Name of Selling Security Holder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Registered	Shares of Common Stock not Registered in this Registration	Percent of Common Stock Outstanding after Offering

Wesley Ramjeet (1)	6,600,000	2,200,000	4,400,000	44.0%
Bradley L. Steere II (2)	1,200,000	400,000	800,000	8.0%
Ron Stone	480,000	160,000	320,000	3.2%
Jacquelyn Peters	400,000	133,333	266,667	2.7%
Debbie Ramjeet (3)	400,000	133,333	266,667	2.7%
Jennifer Anglade	200,000	66,667	133,333	1.3%
Stella Vida	120,000	40,000	80,000	0.8%
Suki Chen	120,000	40,000	80,000	0.8%
Alexander Hart	120,000	40,000	80,000	0.8%
Andre Ragnauth	120,000	40,000	80,000	0.8%
Kelvin Chen	80,000	26,667	53,333	0.5%

(1)	Wesley Ramjeet is our CEO and a member of our Board of Directors.
(2)	Bradley L. Steere II is our Secretary and a member of our Board of Directors.
(3)

Debbie Ramjeet is the adult sister of our CEO and director Wesley Ramjeet. She does not share a residence with Mr. Ramjeet and Mr. Ramjeet does not have voting or dispositive control over the shares of common stock owned by Debbie Ramjeet. Mr. Ramjeet therefore disclaims any beneficial ownership of the shares owned by Debbie Ramjeet.

Plan of Distribution.

The Selling Stockholders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by the Selling Stockholders must be made at the fixed price of $0.10 until a public market develops for our shares of common stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with FINRA, which operates the OTCBB. In addition, it is possible that such application for quotation may not be approved, and even if approved, it is possible that a regular trading market will not develop, or that if developed, will not be sustained.

If a market develops for our common stock, the shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
•	Any combination of the foregoing.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares of our common stock.

We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $6,000.

Description of Securities to be Registered

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.  As of the date of this prospectus, we had 10,000,000 shares of common stock issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock, which are the subject of this registration statement, are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this prospectus, we have not designated any series or class of preferred stock and no shares of preferred stock were issued or outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

Bradley L. Steere II, Esq., our Secretary and a director, in his capacity as an attorney admitted to practice in the State of New York, provided an opinion on the validity of the securities being registered in connection with the registration statement of which this prospectus forms a part. Mr. Steere was not engaged on a contingency basis to provide the opinion, however, as of the date of this prospectus, he owned 1,200,000, or twelve percent (12%), of our outstanding common stock. Mr. Steere is one of the Selling Stockholders with 400,000 of his shares being registered under the registration statement of which this prospectus forms a part.

The financial statements included in this prospectus and the registration statement have been audited by Coulter & Justus, P.C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Our Background

Profit Planners Management, Inc. was incorporated pursuant to the laws of the State of Nevada on January 29, 2009.

Our Business

We are an early stage company with a very limited operating history. We provide short-term (one to three month) engagements of an outside chief financial officer (“CFO”) to assist companies with certain transactions or restructurings. Such transactions include, but are not limited to, the sale of a business, business reorganizations, the transfer of a family business, estate planning and the tax implications of such transactions.  There are many similar situations where a small company, which normally would not have a CFO, would need one for a period of time to complete a business transaction.

On March 1, 2009, we entered into an agreement to provide CFO services to 3A Media, Inc., a private New Jersey corporation (“3A Media”). Under the terms of this agreement, we will provide general CFO services to 3A Media for a fee of $1,000 per month. The term of this agreement expires on August 31, 2009, at which time 3A Media has the option to renew the contract for successive one-year terms.

On April 1, 2009, we entered into an agreement to provide CFO services to Micro-Cap Review, Inc., a private Nevada corporation (“Micro-Cap”). Under the terms of this agreement, we will provide general CFO services to Micro-Cap for a fee of $1,000 per month. The term of this agreement expires on September 30, 2009, at which time Micro-Cap has the option to renew the contract for successive one-year terms.

Our contracts with 3A Media and Micro-Cap represent 100% of our current revenue from operations. Both 3A Media and Micro-Cap are materially owned or controlled by our CEO and director, Wesley Ramjeet.

We plan to expand our client base over the next twelve (12) months to include relationships with independent clients through the marketing of our services by Mr. Ramjeet. There can be no guarantee however, that any additional clients will be identified or that they will enter into contracts for our services.

Marketing

Our marketing efforts will be targeted to our relationships with other professional service firms that provide services to the small and middle market sector. We believe that this strategy will provide the best results given our limited marketing budget.

Competition

The CFO service industry is highly competitive. There are many firms that provide services similar to ours in our market. Among the leaders are Tatum, LLC and The CFO Connection.

In addition, many of the mid-tiered public accounting firms typically provide such services. Among such firms are CBIZ, Inc. and J H Cohn, Inc.

Many of our competitors have longer operating histories, greater brand recognition, broader service lines and greater financial resources and advertising budgets than we do. Therefore, we anticipate substantial competition from other firms in our industry.

Employees

As of June 30, 2009, we had no employees other than our two (2) officers and directors, Mr. Wesley Ramjeet and Mr. Bradley Steere. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant additional revenues from operations. We have access to independent professionals who are available to provide services to any future clients of the company on a sub-contracting basis. We believe our future success depends in large part upon the continued service of our CEO, Wesley Ramjeet.

DESCRIPTION OF PROPERTY

Our executive, administrative and operating offices are located at 110 West 40th Street, Suite 2503, New York, N.Y. 10018. This is also the office of other companies owned and controlled by our CEO and director, Wesley Ramjeet. Mr. Ramjeet makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us in the United States.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. Upon the effectiveness of the registration statement of which this prospectus forms a part, we anticipate applying to FINRA for approval of the trading of shares of our common stock on the OTCBB. However, we can provide no assurance that our shares of common stock will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this prospectus, we had thirteen (13) shareholders of our common stock.

Rule 144 Shares

As of June 30, 2009, there were no shares of our common stock which were available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  After August 13, 2009, all of the shares of our common stock held by the shareholders who received their shares as founders of the company will become available for resale to the public pursuant to the provisions and limitations of Rule 144. Sales under Rule 144 would be subject to availability of current public information about the company.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

FINANCIAL STATEMENTS

Profit Planners Management, Inc.

(A Development Stage Company)

Period from January 29, 2009 (Inception)

to May 31, 2009

Contents

Report of Independent Registered Public Accounting Firm	19

Audited Financial Statements

Balance Sheet	20
Statement of Operations	21
Statement of Stockholders’ Equity	22
Statement of Cash Flows	23
Notes to Financial Statements	24

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Profit Planners Management, Inc.

We have audited the accompanying balance sheet of Profit Planners Management, Inc. (the “Company”) (a development stage company), as of May 31, 2009, and the related statements of operations, stockholders’ equity and cash flows for the period from January 29, 2009 (date of inception) to May 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Profit Planners Management, Inc. as of May 31, 2009, and the results of its operations and its cash flows for the period from January 29, 2009 (date of inception) to May 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has operating losses and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Coulter & Justus P.C.

June 30, 2009

Knoxville, Tennessee

Profit Planners Management, Inc.

(A Development Stage Company)

Balance Sheet

May 31, 2009

Assets
Current assets:
Cash	$ 8,883
Accounts receivable – related parties	5,000
Total current assets	13,883
Total assets	$13,883

Liabilities and stockholders’ equity
Current liabilities:
Accounts and accrued expenses payable – related party	$ 4,500
Total current liabilities	4,500
Total liabilities	4,500

Stockholders’ equity:
Common stock – $.001 par value; 500,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Accumulated deficit during the development stage	(617)
Net stockholders’ equity	9,383
Total liabilities and stockholders’ equity	$13,883

See accompanying notes to the financial statements.

Profit Planners Management, Inc.

(A Development Stage Company)

Statement of Operations

For the period from January 29, 2009 (Inception) through May 31, 2009

Revenue – related parties	$ 5,000

Operating expenses:
Consulting and professional expenses – related party	4,500
Other operating expenses	1,117
Total operating expenses	5,617
Net loss	$ (617)

Basic and diluted net loss per weighted-average shares common stock	$ –
Weighted-average number of shares of common stock issued and outstanding	4,918,033

See accompanying notes to the financial statements.

Profit Planners Management, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from January 29, 2009 (Inception) through May 31, 2009

	Common Shares Outstanding	Common Stock	Accumulated Deficit During the Development Stage	Total

Balance at January 29, 2009 (Inception)	–	$ –	$ –	$ –
Issuance of common stock	10,000,000	10,000	–	10,000
Net loss for the period ended May 31, 2009		–	(617)	(617)
Balance at May 31, 2009	10,000,000	$10,000	$(617)	$ 9,383

See accompanying notes to the financial statements.

Profit Planners Management, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the period from January 29, 2009 (Inception) through May 31, 2009

Operating activities
Net loss	$ (617)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable – related parties	(5,000)
Accounts and accrued expenses payable – related party	4,500
Net cash used in operating activities	(1,117)

Financing activities
Issuance of common stock	10,000

Net increase in cash	8,883
Cash at January 29, 2009 (inception)	–
Cash at May 31, 2009	$8,883

See accompanying notes to the financial statements.

Profit Planners Management, Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2009

1. Organization and Operations

Profit Planners Management, Inc.  (the “Company”), a development stage company, was incorporated on January 29, 2009 under the laws of the State of Nevada. The Company derives revenue from management, financial and accounting advisory services mainly through consulting agreements.

2. Summary of Significant Accounting Policies

Basis of presentation - Going concern

The accompanying financial statements have been prepared under a going concern basis which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred operating losses from inception through the period ended May 31, 2009. In addition, at May 31, 2009 the Company has an accumulated deficit of $617. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the actions presently being taken and the success of future operations will be sufficient to enable the Company to continue as a going concern.

During March 2009, the Company raised gross proceeds of $10,000 through the raising of equity from related parties for the purpose of funding operating expenses.

However, there can be no assurance that the raising of equity will be successful and that the Company’s anticipated financing will be available in the future, at terms satisfactory to the Company. Failure to achieve the equity and financing at satisfactory terms and amounts could have a material adverse effect on the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Profit Planners Management, Inc.

(A Development Stage Company)

Notes to the Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Cash

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At May 31, 2009, the balance did not exceed the federally insured limit.

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectibility of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that as of May 31, 2009, no allowance for doubtful accounts was required. The Company does not require collateral to support customer receivables.

Revenue recognition

The Company’s revenues are derived from management, financial and accounting advisory services. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required, as a component of its income tax provisions.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of May 31, 2009.

Profit Planners Management, Inc.

(A Development Stage Company)

Notes to the Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP SFAS 157-4, Determining Whether a Market Is Not Active and a Transaction Is Not Distressed, which further clarifies the principles established by SFAS No. 157. The guidance is effective for the periods ending after June 15, 2009 with early adoption permitted for the periods ending after March 15, 2009. The adoption of FSP FAS 157-4 is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

Various accounting standards have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

3. Concentration Risk

For the period from January 29, 2009 (inception) to May 31, 2009, the Company had two customers, 3A Media, Inc. (“3A”) and Micro-Cap Review, Inc. (“Micro-Cap”), who accounted for 60% and 40%, respectively, of total revenues in the amount of $5,000. These customers are also related parties because they are substantially owned by Mr. Wesley Ramjeet, the Company’s CEO, director and controlling stockholder. While management of the Company believes these relationships with these customers are stable, a significant decrease or interruption in business from these significant customers could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company plans to greatly expand its customer base in the upcoming year to mitigate this risk.

4. Stockholders’ Equity

The Company was incorporated on January 29, 2009. The Company authorized 500,000,000 shares of common stock with a par value of $.001 and 50,000,000 shares of preferred stock with a par value of $.001. During March 2009, the Company issued 10,000,000 shares of common stock to the founding stockholders.

5. Service Agreements

On March 1, 2009, 3A entered into a Consulting Services Agreement with the Company for consulting services to provide monthly management and financial advisory services to 3A’s management. The agreement provides for a management fee of $1,000 per month to be paid to the Company. As of May 31, 2009, the Company has recorded an accounts receivable of $3,000 to reflect three month’s revenue.

Profit Planners Management, Inc.

(A Development Stage Company)

Notes to the Financial Statements (continued)

5. Service Agreements (continued)

On April 1, 2009, Micro-Cap entered into a Consulting Services Agreement with the Company for consulting services to provide monthly management and financial advisory services to Micro-Cap’s management. The agreement provides for a management fee of $1,000 per month to be paid to the Company. As of May 31, 2009, the Company has recorded an accounts receivable of $2,000 to reflect two month’s revenue.

6. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax asset are as follows as of May 31, 2009:

Deferred tax asset – organization costs	$93
Valuation allowance	(93)
Net deferred tax asset	$ –

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. The ultimate realization of this asset is dependent upon the generation of future taxable income sufficient to offset the related deductions. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a valuation allowance has been established to offset the asset.

The reconciliation of income tax benefit attributable to continuing operations computed at the U.S. federal statutory tax rates to the income tax benefit recorded is as follows for the period ended May 31, 2009:

Income tax at U.S. statutory rate of 15%	$(93)
Increase in valuation allowance	93
Income tax benefit	$ –

MANAGEMENT’S DISCUSSION AND ANALYSIS

Introduction

The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes to those financial statements included elsewhere in this Prospectus. The following discussion includes forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus.

Plan of Operation

We are a Nevada Corporation founded in January 2009. We provide short-term (one to three month) engagements of an outside chief financial officer (“CFO”) to assist companies with certain transactions or restructurings. Such transactions include, but are not limited to, the sale of a business, business reorganizations, the transfer of a family business, estate planning and the tax implications of such transactions.  There are many similar situations where a small company, which normally would not have a CFO, would need one for a period of time to complete a business transaction. We intend, through the existing relationships of our CEO, to target companies that may need our services.

Critical Accounting Policies

Basis of presentation - Going concern

The accompanying financial statements have been prepared under a going concern basis which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred operating losses from inception through the period ended May 31, 2009. In addition, at May 31, 2009 the Company has an accumulated deficit of $617. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the actions presently being taken and the success of future operations will be sufficient to enable the Company to continue as a going concern.

During March 2009, the Company raised gross proceeds of $10,000 through the raising of equity from related parties for the purpose of funding operating expenses.

However, there can be no assurance that the raising of future equity will be successful and that the Company’s anticipated financing will be available in the future, at terms satisfactory to the Company. Failure to achieve the equity and financing at satisfactory terms and amounts could have a material adverse effect on the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At May 31, 2009, the balance did not exceed the federally insured limit.

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectibility of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that as of May 31, 2009, no allowance for doubtful accounts was required. The Company does not require collateral to support customer receivables.

Revenue recognition

The Company’s revenues are derived from management, financial and accounting advisory services. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required, as a component of its income tax provisions.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of May 31, 2009.

Results of Operations

For the period from January 29, 2009 (Inception) through May 31, 2009, we had related-party service income of $5,000. There was no cost of goods related to this service income for the period ended May 31, 2009. Expenses for the period totaled $5,617 resulting in a net loss of $617.

Operating expenses were $5,617, mainly comprised of filing fees related to the incorporation of the Company of $1,029, related party consulting fees for Wesley Ramjeet, CEO, of $4,500 and office service expense of $88.

Capital Resources and Liquidity

As of May 31, 2009, we had cash of $8,883. In order for us to execute our business plan we will need to raise at least $500,000 in debt or equity. There can be no assurance that we will be able to raise the funds needed.

If we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth information regarding our executive officers, certain other officers and directors as of June 30, 2009:

Name	Age	Position
Wesley Ramjeet	43	Chief Executive Officer and Director
Bradley L. Steere II	47	Secretary and Director

Background of Officers and Directors

The following biographies describe the business experience of our executive officers and directors:

Wesley Ramjeet – Chief Executive Officer and Director

Mr. Ramjeet, 43, has been our Chief Executive Officer and a member of our board of directors since the formation of the company in January 2009. Mr. Ramjeet has been the Managing Partner of Profit Planners, Inc., a private New Jersey consulting company since 2003. Profit Planners, Inc. provides professional consulting services to publicly traded and privately held companies. Mr. Ramjeet is also the Chairman of Micro-Cap Review, Inc., a financial publisher that covers the micro cap market place. Prior to founding Profit Planners, Inc., Mr. Ramjeet was the interim Chief Financial Officer of a Nasdaq traded public company. Mr. Ramjeet began his professional career in the Entrepreneurial Services Group at Ernst and Young, LLP. During his nine years at Ernst and Young, Mr. Ramjeet served both private and publicly traded companies in various industries. Mr. Ramjeet received his Bachelors degree in Accounting from St. John's University and is a CPA.

Bradley L. Steere II, Esq. - Secretary and Director

Mr. Steere, 47, has been our Secretary and a member of our board of directors since the formation of the company in January 2009. Mr. Steere is a lawyer admitted to practice in the states of New York and

Rhode Island who specializes in the practice areas of securities, corporate and commercial law. Mr. Steere was admitted to practice law in the states of New York and Rhode Island in 1990. From 1990 to 1994, Mr. Steere was an attorney in the Enforcement Division of the Northeast Regional Office of the United States Securities and Exchange Commission. From 1994 to the present, Mr. Steere has been in private practice in New York, New York during which time he has been an Associate with the law firm Kane Kessler PC, a partner in the firm of Steere & May, and, since 2000, a sole practitioner. Mr. Steere received his BA degree from Boston University in 1984 and his JD degree from the Hofstra University School of Law in 1990.

Other than as described above, none of our directors, executive officers, promoters or control persons has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. There are no family relationships among any of our directors and executive officers.

Election of Directors and Officers

Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of Directors is not permitted by our Articles of Incorporation. Our Board of Directors is elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director holds office until the next annual meeting of the stockholders or until the director’s successor is elected and qualified. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by a vote of the Board of Directors, by the stockholders at the next annual stockholders’ meeting or by the stockholders at a special meeting of stockholders called for that purpose.

Director Compensation

Our directors currently do not receive any compensation for their roles as members of our Board of Directors and no director receives a salary as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers by us during the period ended May 31, 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Wesley Ramjeet, CEO	2009	0	0	0	0	0	0	0	0
Bradley Steere, Secretary	2009	0	0	0	0	0	0	0	0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through June 30, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options outstanding or exercised during the period ended June 30, 2009 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Contracts

On March 1, 2009, we entered into a consulting agreement with Mr. Wesley Ramjeet. Mr. Ramjeet serves as our Chief Executive Officer and is a member of our board of directors. Mr. Ramjeet receives a retainer of $1,500 per month under the Consulting Agreement. The Consulting Agreement does not require Mr. Ramjeet to commit his full time to the company. The Consulting Agreement is not for a specified term and will continue indefinitely with the mutual consent of the parties thereto.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of June 30, 2009, information regarding the beneficial ownership of our common stock: (i) by each of our directors and executive officers; (ii) by all directors and executive officers as a group; or (iii) by all persons known to us to own 5% or more of our outstanding shares of common stock. The mailing address for each of the persons indicated is our corporate headquarters.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within sixty (60) days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned (1)
Name	Number of Shares	Percent of Class

Wesley Ramjeet	6,600,000 (2)	66.0%
Bradley L. Steere II	1,200,000 (3)	12.0%

All directors and executive officers	7,800,000	78.0%

(1)     As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within sixty (60) days.

(2)	Mr. Ramjeet personally owns 6,600,000 shares of our common stock.
(3)	Mr. Steere personally owns 1,200,000 shares of our common stock.

The percentages in the above table are computed based upon a total of 10,000,000 shares or common stock being outstanding on June 30, 2009.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

On March 1, 2009, we entered into an agreement to provide CFO services to 3A Media, Inc., a private New Jersey corporation (“3A Media”). Under the terms of this agreement, we will provide general CFO services to 3A Media for a fee of $1,000 per month. The term of this agreement expires on August 31, 2009, at which time 3A Media has the option to renew the contract for successive one-year terms.

On April 1, 2009, we entered into an agreement to provide CFO services to Micro-Cap Review, Inc., a private Nevada corporation (“Micro-Cap”). Under the terms of this agreement, we will provide general CFO services to Micro-Cap for a fee of $1,000 per month. The term of this agreement expires on

September 30, 2009, at which time Micro-Cap has the option to renew the contract for successive one-year terms.

On March 1, 2009, we entered into a consulting agreement with Wesley Ramjeet to act as our CEO and director. Our contracts with 3A Media and Micro-Cap represent 100% of our current revenue from operations. Both 3A Media and Micro-Cap are materially owned or controlled by our CEO and director, Wesley Ramjeet.

Our executive, administrative and operating offices are located at 110 West 40th Street, Suite 2503, New York, N.Y. 10018. This is also the office of other companies owned and controlled by our CEO and director, Wesley Ramjeet. Mr. Ramjeet makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Securities and Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$18.31
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$650.00
Accounting and audit fees and expenses	$3,000.00
Legal fees and expense	$500.00
Blue Sky fees and expenses	$1,000.00
Miscellaneous	$1,000.00
Total	$6,168.31

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14.	Indemnification Of Directors And Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XI of our Bylaws filed as Exhibit 3.2 to this registration statement.

2.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.	Recent Sales Of Unregistered Securities.

Since our inception on January 29, 2009, we have sold the following securities, which were not registered under the Securities Act of 1933, as amended.

On February 13, 2009, we issued a total of 10,000,000 shares of our common stock to thirteen individuals as founders’ shares. The shares were valued at $.001 per share. The shares were issued as follows:

Name	Shares Received
Wesley Ramjeet (1)	6,600,000
Bradley L. Steere II (2)	1,200,000
Ron Stone	480,000
Jacquelyn Peters	400,000
Debbie Ramjeet (3)	400,000
Jennifer Anglade	200,000
Stella Vida	120,000
Suki Chen	120,000
Alexander Hart	120,000
Andre Ragnauth	120,000
Richard Levychin	120,000
Kelvin Chen	80,000
Richard Kouns	80,000

(1)	Wesley Ramjeet is our CEO and a member of our Board of Directors.
(2)	Bradley L. Steere II is our Secretary and a member of our Board of Directors.
(3)

Debbie Ramjeet is the adult sister of our CEO and director Wesley Ramjeet. She does not share a residence with Mr. Ramjeet and Mr. Ramjeet does not have voting or dispositive control over the shares of common stock owned by Debbie Ramjeet. Mr. Ramjeet therefore disclaims any beneficial ownership of the shares owned by Debbie Ramjeet.

Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

The shares of common stock issued to the founders were restricted shares and cannot be resold unless they are subsequently registered pursuant to the Securities Act of 1933, as amended, or such sale is pursuant to a valid exemption from such registration. The transactions referred to above did not involve an underwriter or placement agent and there were no underwriter’s discounts or commissions, or placement agent fees or commissions, paid in connection with the transaction. The transactions referred to above were exempt transactions in accordance with the provisions of Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. We did not engage in any public solicitations in connection with the above transactions.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any additional securities.

ITEM 16.	Exhibits.

The following Exhibits are filed as part of this Registration Statement. All Exhibits are filed herewith unless otherwise noted.

Ex. No.	Document Description

3.1	Articles of Incorporation of Profit Planners Management, Inc.
3.2	Bylaws of Profit Planners Management, Inc.
4.1	Specimen stock certificate of the common stock, par value $.001 per share, of Profit Planners Management, Inc.

5.1	Opinion of Bradley L. Steere II, Esq. regarding the legality of the securities being registered.
10.1	Consulting Agreement between Profit Planners Management, Inc. and Mr. Wesley Ramjeet. dated March 1, 2009.
10.2	Consulting Services Agreement between Profit Planners Management, Inc. and 3A Media, Inc. dated March 1, 2009.
10.3	Consulting Services Agreement between Profit Planners Management, Inc. and Micro-Cap Review, Inc. dated April 1, 2009.
23.1	Consent of Coulter & Justus, P.C., Independent Registered Public Accounting Firm.
23.2	Consent of Bradley L. Steere II, Esq. (Contained in Exhibit 5.1 hereto)

ITEM 17.	UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)		include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The issuer is subject to Rule 430C of the Securities Act of 1933 and therefore, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

C.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 10th day of July, 2009.

PROFIT PLANNERS MANAGEMENT, INC.

By: /s/ Wesley Ramjeet__________________________________________ Wesley Ramjeet, Chief Executive Officer and Director

SIGNATURE	TITLE	DATE

/s/ Wesley Ramjeet	Chief Executive Officer	July 10, 2009
Wesley Ramjeet	and Director

/s/ Bradley L Steere II	Secretary and Director	July 10, 2009
Bradley L Steere II

EXHIBIT INDEX

The following Exhibits are filed as part of this Registration Statement. All Exhibits are filed herewith unless otherwise noted.

Ex. No.	Document Description

3.1	Articles of Incorporation of Profit Planners Management, Inc.
3.2	Bylaws of Profit Planners Management, Inc.
4.1	Specimen stock certificate of the common stock, par value $.001 per share, of Profit Planners Management, Inc.
5.1	Opinion of Bradley L. Steere II, Esq. regarding the legality of the securities being registered.
10.1	Consulting Agreement between Profit Planners Management, Inc. and Mr. Wesley Ramjeet dated March 1, 2009.
10.2	Consulting Services Agreement between Profit Planners Management, Inc. and 3A Media, Inc. dated March 1, 2009.
10.3	Consulting Services Agreement between Profit Planners Management, Inc. and Micro-Cap Review, Inc. dated April 1, 2009.
23.1	Consent of Coulter & Justus, P.C., Independent Registered Public Accounting Firm.
23.2	Consent of Bradley L. Steere II, Esq. (Contained in Exhibit 5.1 hereto)